Item 77Q3) Any information called for by instructions to sub-item 77Q3:

(a)(i) The registrants principal executive officer and principal financial officer have concluded, based on their evaluation of the registrants disclosure controls and procedures as conducted within 90 days of the filing date of this report, that the registrants disclosure controls and procedures provide reasonable assurance that information required to be disclosed registrant in the reports that it files or submits under the Securities
Exchange Act of 1934 is accumulated and communicated to registrants management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(a)(ii) There were no significant changes to the registrants internal controls or in other factors that could significant affect these controls subsequent to the date of their evaluation subsequent to the date of their most recent evaluation.

(a)(iii): CERTIFICATIONS

I, Norman Eig, certify that:

1. I have reviewed this report on Form N-SAR of the Lazard Retirement Series, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
a) 	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) 	evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
c) 	presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
a) 	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
b) 	any fraud, whether or not material, that involved management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequently to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  February 27, 2003		/s/ Norman Eig
						Norman Eig
						Chairman of the Board



I, Bernard J. Grzelak, certify that:

1. I have reviewed this report on Form N-SAR of the Lazard Retirement Series, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:
a) 	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) 	evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and
c) 	presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
a) 	all significant deficiencies in the design or operation of
internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
b) 	any fraud, whether or not material, that involved management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequently to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  February 27, 2003	/s/ Bernard J. Grzelak
					Bernard J. Grzelak
					Treasurer





Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item # 15, the additional answers are as follows:

Item 15  Additional Sub-custodians:

     Bank of Nova Scotia Trust Company (Cayman) Ltd.,
     Grand Cayman, Cayman Islands
     Citibank N.A., San Juan, Puerto Rico
     Nedcor Bank Limited, Braamfontein, South Africa
     Barclays Bank of Uganda Limited, Kampala, Uganda

     Custody: Foreign Custodian Rule 17f-5